SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

ALUMIFUEL POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 23, 2014, the Company’s current certifying accountants, RR Hawkins & Associates International, PSC, ("RR Hawkins"), notified the Company they were electing to voluntarily withdraw the firm from PCAOB certification and accordingly could no longer serve as certifying accounts to the Company upon that withdrawal. On September 19, 2014 RR Hawkins notified the Company of its resignation as the Company’s certifying accountants.

During the two fiscal years ended December 31, 2013 and 2012, and as of June 23, 2014, there were no disagreements with RR Hawkins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RR Hawkins, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, RR Hawkins has not advised the Company of any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The report of the independent registered public accounting firm of RR Hawkins as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. The reports, however, contained a “going concern” paragraph.

A copy of the foregoing disclosures was provided to RR Hawkins prior to the filing of this report. Attached as an exhibit is a letter from RR Hawkins addressed to the Securities and Exchange Commission, stating that RR Hawkins agrees with the statements above. The Company is filing this letter as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	RR Hawkins & Associates International, PSC letter dated September 23, 2014. filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION

Date: September 23, 2014	By:	/s/ Thomas B. Olson
Thomas B. Olson Secretary

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